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                                                                     Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 24, 2010, relating to the financial statements and financial highlights which appear in the December 31, 2009 Annual Reports to Shareholders of the LifePath Retirement Portfolio, LifePath 2020 Portfolio, LifePath 2030 Portfolio, LifePath 2040 Portfolio, LifePath 2050 Portfolio, BlackRock Bond Index Fund, BlackRock Cash Funds:
Government, BlackRock Cash Funds: Institutional, BlackRock Cash Funds: Prime, BlackRock S&P 500 Stock Fund and BlackRock Cash Funds: Treasury, each a series of BlackRock Funds III, which are also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 24, 2010, relating to the financial statements which appear in the December 31, 2009 Annual Reports to Interestholders of the Active Stock Master Portfolio, CoreAlpha Bond Master Portfolio, LifePath Retirement Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio, LifePath 2040 Master Portfolio, LifePath 2050 Master Portfolio, Bond Index Master Portfolio, Money Market Master Portfolio, Government Money Market Master Portfolio, Prime Money Market Master Portfolio, S&P 500 Stock Master Portfolio and Treasury Money Market Master Portfolio, each a portfolio of Master Investment Portfolio, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP
San Francisco, California
April 29, 2010